August 9, 1996

Jennifer Convertibles, Inc.
419 Crossways Drive
Westbury, New York 11797

Gentlemen:

     Subject to the terms and conditions set forth below, I hereby agree to subordinate the payment of any and all amounts now due and owing, or which may, prior to January 1, 1999, become currently due and owing, to me by Jara Enterprises Inc. (the "Debtor") pursuant to certain Promissory Notes, dated November 7, 1994, in the principal amount of $5,136,602 (the "Subordinated Indebtedness") to the payment in full of all cash debts which may become currently due and owing by the Debtor to you prior to January 1, 1999 pursuant to the Definitive Agreements contemplated by the Settlement Agreement dated March ___, 1996 between Jennifer Convertibles, Inc. ("Jennifer") and the Debtor (the "Senior Indebtedness").

     Subject to the court approvals and execution of the mutual releases upon which the Settlement Agreement is dependent, so long as Debtor is in default on any payment due and owing to you under the Senior Indebtedness after giving effect to the Offset Agreement, I agree not (a) to accept any payment of principal or interest in whole or in part in respect of the Subordinated Indebtedness that is now due and owing, or that becomes due and owing prior to January 1, 1999; and (b) to discount, sell, transfer, assign, pledge, hypothecate or otherwise encumber the same. This agreement shall not be applicable to any offset by the Debtor of any indebtedness owing by me to the Debtor prior to the date hereof.






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Jennifer Convertibles, Inc.
August   , 1996
Page 2

        For purpose of this agreement, you shall declare a default only by a majority vote of the members of the Jennifer Board of Directors, with written notice thereof to me and to the Debtor. In the event of a dispute between us over the fact or amount of any such default, the Debtor shall deposit all funds otherwise due to me into an interest bearing escrow account with a financial institution upon which you and I shall agree. Such funds shall remain in such account until the matter is resolved by agreement or by arbitration as set forth below.

        I further agree that upon any distribution of all or substantially all of the assets of the Debtor prior to January 1, 1999, whether by reason of sale, extension, composition, reorganization, liquidation, dissolution, arrangement, bankruptcy, receivership, assignment for the benefit of creditors on foreclosure, you shall be entitled to receive payment in full of the Senior Indebtedness prior to the payment of any part of the Subordinated Indebtedness.

        Nothing herein shall be deemed or construed to alter in any respect any subordination agreement involving the Subordinated indebtedness between me and any person or entity other than you.

        This agreement shall expire on January 1, 1999, except for the arbitration provisions hereinbelow set forth.

        This agreement cannot be changed or terminated orally and shall be binding upon my heirs, executors, administrators, successors and assigns and shall inure to the benefit of your successors and assigns.

        All questions as to the interpretation of this agreement shall be resolved in accordance with the laws of the State of New York. All disputes arising under or in connection with, or relating to, this agreement shall be resolved by arbitration in New York City under the auspices of the American Arbitration Association.







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Jennifer Convertibles, Inc.
August   , 1996
Page 3

        Notice of the acceptance of this agreement or consent thereto is hereby waived.

        This will also confirm that this agreement is being given to you by me solely as an accommodation to you and is not in any respect being given to you as consideration for execution of the Settlement Agreement by you or by the Debtor.

        Please signify your agreement to and acknowledgement of the matters set forth above, including the matters set forth in the immediately preceding sentence, by signing a copy of this letter in the space provided below and returning it to me.

                                               Very truly yours,

                                               /s/ Harley Greenfield

                                               /s/ Edward Seidner






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Jennifer Convertibles, Inc.
August   , 1996
Page 4


Agreed to and Acknowledged:
JENNIFER CONVERTIBLES, INC.

By:  /s/ Harley Greenfield
     _______________________



        Debtor hereby acknowledges notice of the foregoing subordination and agrees to be bound by all of the terms, provisions and conditions thereof. The amount of Subordinated Indebtedness stated therein is hereby acknowledged to be due and owing as of the date hereof.

JARA ENTERPRISES INC.

By: _________________________









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Jennifer Convertibles, Inc.
August   , 1996
Page 4







Agreed to and Acknowledged:
JENNIFER CONVERTIBLES, INC.

By:  /s/ Harley Greenfield
     _______________________



        Debtor hereby acknowledges notice of the foregoing subordination and agrees to be bound by all of the terms, provisions and conditions thereof. The amount of Subordinated Indebtedness stated therein is hereby acknowledged to be due and owing as of the date hereof.

JARA ENTERPRISES INC.

By: _________________________